Exhibit 10.16

ACTIVISION BLIZZARD, INC.

2007 INCENTIVE PLAN

NOTICE OF PERFORMANCE SHARE AWARD

You have been awarded Performance Shares of Activision Blizzard, Inc. (the “Company”), as follows:

•                  Your name:  Robert A. Kotick

•                  Total number of Performance Shares awarded:  1,250,000

•                  Date of Grant:  July 9, 2009

•                  Grant ID:  07000875

•                  Your Award of Performance Shares is governed by the terms and conditions set forth in:

•                  this Notice of Performance Share Award;

•                  the Performance Share Award Terms attached hereto as Exhibit A (the “Award Terms”); and

•                  your Amended and Restated Employment Agreement with the Company dated December 1, 2007, as amended through July 7, 2008 (the “Employment Agreement”); and

•                  the Company’s 2007 Incentive Plan, the receipt of a copy of which you hereby acknowledge.

•                  Your Award of Performance Shares has been made in connection with the execution of your Employment Agreement as a material inducement to your continuing employment with the Company pursuant to the Employment Agreement, and is also governed by any applicable terms and conditions set forth in the Employment Agreement.

•                  Please sign and return to the Company this Notice of Performance Share Award, which bears an original signature on behalf of the Company.  You are urged to do so promptly.

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•                  If you wish to make an election to include the value of the Performance Shares in your taxable income for the current calendar year, you must complete and sign the Section 83(b) Election Form attached hereto as Exhibit B and both (1) file a copy of it with the Internal Revenue Service Center at which you file your federal income tax return and (2) return a copy of it to the Company, in each case no later than the 30th day after the Date of Grant.

•                  Please return the signed Notice of Performance Share Award and, if applicable, the Section 83(b) Election Form to:

Activision Blizzard, Inc.
3100 Ocean Park Boulevard
Santa Monica, CA  90405
Attn:  Stock Plan Administration

You should retain (1) the enclosed duplicate copy of this Notice of Performance Share Award for your records and (2) if applicable, two copies of your completed Section 83(b) Election Form, (a) one copy of which should be filed with the Internal Revenue Service Center at which you file your federal income tax return no later than 30th day after the Date of Grant as described above and (b) one copy of which should be submitted with your federal income tax return for the current calendar year.

Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Award Terms.

ACTIVISION BLIZZARD, INC.

/s/ Ann E. Weiser
Ann E. Weiser
Chief Human Resources Officer

Date:	September 29, 2008

ACCEPTED AND AGREED:

/s/ Robert A. Kotick
Robert A. Kotick

Date:

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EXHIBIT A

ACTIVISION BLIZZARD, INC.

2007 INCENTIVE PLAN

PERFORMANCE SHARE AWARD TERMS

1.                                      Definitions.

(a)                                  For purposes of these Award Terms, the following terms shall have the meanings set forth below:

“Additional Shares” means any additional Common Shares issued in respect of Performance Shares in connection with any adjustment pursuant to Section 11 hereof.

“Award” means the award described on the Grant Notice.

“Award Terms” means these Performance Share Award Terms.

“Cause” has the meaning given to such term in the Employment Agreement.

“Change of Control” has the meaning given to such term in the Employment Agreement.

“Common Shares” means the shares of common stock, par value $0.000001 per share, of the Company or any security into which such Common Shares may be changed by reason of any transaction or event of the type referred to in Section 11 hereof.  For the avoidance of doubt, the term “Common Shares” as used in these Award Terms shall include “Company Common Stock” as such term is used in the Employment Agreement.

“Company” means Activision Blizzard, Inc. and any successor thereto.

“Company Group” has the meaning given to such term in the Employment Agreement.

“Company-Sponsored Equity Account” means an account that is created with the Equity Account Administrator in connection with the administration of the Company’s equity plans and programs, including the Plan.

“Date of Grant” means the Date of Grant of the Award set forth on the Grant Notice.

“Date of Termination” has the meaning given to such term in the Employment Agreement.

“Death” has the meaning given to such term in the Employment Agreement.

“Disability” has the meaning given to such term in the Employment Agreement.

“Employment Agreement” means the Amended and Restated Employment Agreement, dated December 1, 2007, between Grantee and the Company as amended through July 7, 2008.

“Equity Account Administrator” means the brokerage firm utilized by the Company from time to time to create and administer accounts for participants in the Company’s equity plans and programs, including the Plan.

“Good Reason” has the meaning given to such term in the Employment Agreement.

“Grantee” means the recipient of the Award named on the Grant Notice.

“Grant Notice” means the Notice of Performance Share Award to which these Award Terms are attached as Exhibit A.

“Performance Shares” means the Common Shares subject to the Award (including any Additional Shares) as to which the Restrictions have not lapsed and which have not been forfeited to the Company in accordance with the Grant Notice and these Award Terms.

“Plan” means the Activision, Inc. 2007 Incentive Plan, as amended from time to time.

“Release” has the meaning given to such term in the Employment Agreement.

“Release Period” has the meaning given to such term in the Employment Agreement.

“Resignation” has the meaning given to such term in the Employment Agreement.

“Restricted Book Entry” means a book entry on the Company’s stock register maintained by its transfer agent and registrar, which book entry shall bear a notation regarding the Restrictions as set forth in Section 15(a) hereof and, if appropriate, a notation regarding securities law restrictions as set forth in Section 15(b) hereof.

“Restrictions” means the restrictions set forth in Section 2 hereof.

“Section 83(b) Election” means an election under Section 83(b) of the Code, or any successor provision thereto, to include the value of the Performance Shares in taxable income for the calendar year in which the Award is granted.

“Vested Shares” means Common Shares subject to the Award (including any Additional Shares) as to which the Restrictions have lapsed in accordance with Sections 3, 4 or 5 hereof.

“Withholding Taxes” means any taxes, including, but not limited to, social security and Medicare taxes and federal, state and local income taxes, required to be withheld under any applicable law.

(b)                                 Any capitalized term used but not otherwise defined herein shall have the meaning ascribed to such term in the Plan or the Employment Agreement.

2.                                      Restrictions.  Prior to the lapse of Restrictions in accordance with Section 3, none of the Common Shares subject to the Award (including any Additional Shares), or any right or privilege pertaining thereto, may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way not expressly permitted by these Award Terms, or subjected to execution, attachment or similar process, unless and until such restrictions thereon lapse pursuant to Sections 3, 4 or 5 hereof.  Any attempt to sell, assign, transfer, pledge, hypothecate or otherwise dispose of or encumber any such Common Shares, or any right or privilege pertaining thereto, in any way not expressly permitted by these Award Terms before such restrictions thereon lapse pursuant to Sections 3, 4 or 5 hereof shall be null and void and of no force and effect.

3.                                      Lapse of Restrictions.  Except as otherwise set forth in these Award Terms, the Restrictions shall lapse in accordance with the vesting schedule set forth in Sections 6(b) and 6(c) of the Employment Agreement, the terms of which are herein incorporated by reference, mutatis mutandis, and shall apply to the Grant Notice and the Award Terms with the same force and effect as if expressly set forth herein or therein.

4.                                      Termination of Employment.

(a)                                  Death.  In the event of Grantee’s death, Grantee shall be entitled to all Vested Shares in accordance with Section 3.

(b)                                 Disability, Termination for Good Reason or Without Cause.  In the event of Grantee’s termination of employment with the Company Group due to Grantee’s Disability, by Grantee for Good Reason or by the Company Group without Cause, Grantee shall be entitled to all Vested Shares in accordance with Section 3; provided, however, that any accelerated lapse of Restrictions pursuant to this Section 4(b) shall be subject to the execution by Grantee of an effective and irrevocable Release during the Release Period.

(c)                                  Termination with Cause or Resignation.  In the event of Grantee’s termination of employment with the Company Group due to Grantee’s Resignation or termination by the Company Group with Cause prior to the vesting in full of the Performance Shares, as of the Date of Termination all Performance Shares shall cease to vest and, with the exception of any Vested Shares, shall immediately be forfeited to the Company without payment of consideration by the Company.

5.                                       Change of Control.  Notwithstanding Section 3 hereof, in the event that Grantee is an active employee of the Company at the moment immediately prior to a Change of Control and the Performance Shares are not then vested in full, upon the consummation of the Change of Control the Restrictions shall lapse as follows:

If the Change of Control Occurs During the Period:	Percentage of Performance Shares Vesting in Addition to Vested Shares
Commencing on December 1, 2007 and ending on December 31, 2008	60% (i.e., 750,000 additional Performance Shares)
Commencing on January 1, 2009 and ending on December 31, 2009	40% (i.e., 500,000 additional Performance Shares)
Commencing on January 1, 2010 and ending on December 31, 2010	20% (i.e., 250,000 additional Performance Shares)
Commencing on January 1, 2011 and ending on the Expiration Date	To a total of 100% (i.e., any Performance Shares not then vested)

6.                                       Tax Withholding.  The Company shall have the right to require Grantee to satisfy any Withholding Taxes resulting from the lapse of the Restrictions, from any Section 83(b) Election or otherwise in connection with the Award at the time such Withholding Taxes become due.  Grantee shall be entitled to satisfy any Withholding Taxes contemplated by this Section 6:  (a) by delivery to the Company of a bank check or certified check or wire transfer of immediately available funds; (b) through the delivery of irrevocable written instructions, in a form acceptable to the Company, that the Company withhold Vested Shares otherwise then deliverable having a value equal to the aggregate amount of the Withholding Taxes (valued in the same manner used in computing the amount of such Withholding Taxes); or (c) by a combination of (a) and (b) above.  Notwithstanding anything to the contrary contained herein, (i) the Company or any of its subsidiaries or affiliates shall have the right to withhold from Grantee’s compensation any Withholding Taxes contemplated by this Section 6 and (ii) the Company shall have no obligation to deliver any Vested Shares unless and until all Withholding Taxes contemplated by this Section 6 have been satisfied.

7.                                       Voting Rights.  The holder of the Performance Shares shall be entitled to the voting privileges associated therewith.

8.                                       Dividends.  Any cash dividends declared and paid on the Performance Shares shall be paid to the holder thereof concurrently with the payment of such dividends to all other record holders of Common Shares.

9.                                       Receipt and Delivery; Removal of Restrictions.  Performance Shares shall be evidenced by a Restricted Book Entry in the name of the holder of the Performance Shares.  Performance Shares shall become Vested Shares at such time as the Restrictions thereon lapse in accordance with the Employment Agreement and these Award Terms.  As soon as practicable after the Restrictions on any Performance Shares lapse, the Company shall cause the legend regarding the Restrictions set forth in Section 15(a) hereof to be removed from the resulting Vested Shares and cause the resulting Vested Shares to be delivered to a Company-Sponsored Equity Account in the name of the person entitled to such Vested Shares (or, with the Company’s consent, such other brokerage account as may be requested by such person);

provided, however, that, in the event such Vested Shares are subject to a legend regarding securities law restrictions as set forth in Section 15(b) hereof, the Company shall instead cause a certificate evidencing such Vested Shares and bearing such legend to be delivered to the person entitled thereto.

10.                                 Committee Discretion.  Except as may otherwise be provided in the Plan, the Committee shall have sole discretion to (a) interpret any provision of the Plan, the Grant Notice and these Award Terms, (b) make any determinations necessary or advisable for the administration of the Plan and the Award, and (c) waive any conditions or rights of the Company under the Award, the Grant Notice or these Award Terms.  Without intending to limit the generality or effect of the foregoing, any decision or determination to be made by the Committee pursuant to these Award Terms, including whether to grant or withhold any consent, shall be made by the Committee in its sole and absolute discretion, subject only to the terms of the Plan.  Subject to the terms of the Plan, the Committee may amend the terms of the Award prospectively or retroactively; provided, however, that no such amendment may materially and adversely affect the rights of Grantee taken as a whole without Grantee’s consent.  Without intending to limit the generality or effect of the foregoing, the Committee may amend the terms of the Award (i) in recognition of unusual or nonrecurring events (including, without limitation, events described in Section 11 hereof) affecting the Company or any of its subsidiaries or affiliates or the financial statements of the Company or any of its subsidiaries or affiliates, (ii) in response to changes in applicable laws, regulations or accounting principles and interpretations thereof, or (iii) to prevent the Award from becoming subject to Section 409A of the Code.

11.                                 Adjustments.  Notwithstanding anything to the contrary contained herein, pursuant to Section 12 of the Plan, the Committee will make or provide for such adjustments to the Award as are equitably required to prevent dilution or enlargement of the rights of Grantee that would otherwise result from (a) any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, or (b) any change of control, merger, consolidation, spin-off, split- off, spin-out, split-up, reorganization, partial or complete liquidation or other distribution of assets, or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing.  Moreover, in the event of any such transaction or event, the Committee, in its discretion, may provide in substitution for the Award such alternative consideration (including, without limitation, cash or other equity awards), if any, as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Award.

12.                                 Section 409A.  Payments contemplated with respect to the Award are intended to be exempt from Section 409A of the Code, and all provisions of the Plan, the Grant Notice and these Award Terms shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.  Notwithstanding the foregoing, (i) nothing in the Plan, the Grant Notice, the Employment Agreement and these Award Terms shall guarantee that the Award is not subject to taxes, interest or penalties under Section 409A of the Code and (ii) if any provision of the Plan, the Grant Notice, the Employment Agreement or these Award Terms would, in the reasonable, good faith judgment of the Company, result or likely result in the imposition on the Grantee or any other person of  taxes, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion, modify the terms of the Plan, the Grant Notice or these Award Terms, without the consent of the Grantee, in the manner that the Committee may reasonably and in good faith determine to be necessary or advisable to avoid the imposition of such taxes, interest or penalties in a manner designed to preserve the economics of the Award to the Grantee.

13.                                 Registration and Listing.  Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue or transfer any Performance Shares or Vested Shares, and no Performance Shares or Vested Shares may be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of or encumbered in any way, unless such transaction is in compliance with (a) the Securities Act of 1933, as amended, or any comparable federal securities law, and all applicable state securities laws, (b) the requirements of any securities exchange, securities association, market system or quotation system on which securities of the Company of the same class as the securities subject to the Award are then traded or quoted, (c) any restrictions on transfer imposed by the Company’s certificate of incorporation or bylaws, and (d) any policy or procedure the Company has adopted with respect to the trading of its securities, in each case as in effect on the date of the intended transaction.  The Company is under no obligation to register, qualify or list, or maintain the registration, qualification or listing of, Performance Shares or Vested Shares with the SEC, any state securities commission or any securities exchange, securities association, market system or quotation system to effect such compliance.  Grantee shall make such representations and furnish such information as may be appropriate to permit the Company, in light of the then existence or non-existence of an effective registration statement under the Securities Act of 1933, as amended, relating to Performance Shares or Vested Shares, to issue or transfer Performance Shares or Vested Shares in compliance with the provisions of that or any comparable federal securities law and all applicable state securities laws.  The Company shall have the right, but not the obligation, to register the issuance or transfer of Performance Shares or Vested Shares or resale of Performance Shares or Vested Shares under the Securities Act of 1933, as amended, or any comparable federal securities law or applicable state securities law.

14.                                 Transferability.  Notwithstanding the Restrictions, with the Company’s consent, Grantee may transfer the Performance Shares for estate planning purposes or pursuant to a domestic relations order; provided, however, that any transferee shall be bound by all of the terms and conditions of the Plan, the Grant Notice, the Employment Agreement and these Award Terms and shall execute an agreement in form and substance satisfactory to the Company in connection with such transfer; and provided, further that Grantee will remain bound by the terms and conditions of the Plan, the Grant Notice, the Employment Agreement and these Award Terms.

15.                                 Legends.

(a)                                  Restrictions.  The Company shall cause any Restricted Book Entry evidencing the Performance Shares to bear a notation substantially as follows:

“THE SALE OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE ACTIVISION, INC. 2007 INCENTIVE PLAN

(THE “PLAN”), AND IN THE ASSOCIATED NOTICE OF PERFORMANCE SHARE AWARD, INCLUDING THE PERFORMANCE SHARE AWARD TERMS ATTACHED THERETO (THE “AWARD NOTICE”).  A COPY OF THE PLAN AND AWARD NOTICE MAY BE OBTAINED FROM ACTIVISION BLIZZARD, INC.”

(b)                                 Securities Laws.  The Company may, if determined by it based on the advice of counsel to be appropriate, cause any Restricted Book Entry evidencing Performance Shares or any certificate evidencing Vested Shares to bear a notation or legend, as the case may be, substantially as follows:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT.”

16.                                 No Right to Continued Employment.  Nothing contained in the Grant Notice or these Award Terms shall be construed to confer upon Grantee any right to be continued in the employ of the Company or any of its subsidiaries or affiliates or derogate from any right of the Company or any of its subsidiaries or affiliates to retire, request the resignation of, or discharge Grantee at any time, with or without cause.

17.                                 Severability.  In the event that one or more of the provisions of these Award Terms shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

18.                                 Governing Law.  To the extent that federal law does not otherwise control, the validity, interpretation, performance and enforcement of the Grant Notice and these Award Terms shall be governed by the laws of the State of Delaware, without giving effect to principles of conflicts of laws thereof.

19.                                 Successors and Assigns.  The provisions of the Grant Notice and these Award Terms shall be binding upon and inure to the benefit of the Company, its successors and assigns, and Grantee and, to the extent applicable, Grantee’s permitted assigns under Section 14 hereof and Grantee’s estate or beneficiary(ies) as determined by will or the laws of descent and distribution.

20.                                 Notices.  Any notice or other document which Grantee or the Company may be required or permitted to deliver to the other pursuant to or in connection with the Grant Notice or these Award Terms shall be in writing, and may be delivered personally or by mail, postage prepaid, or overnight courier, addressed as follows:  (a) if to the Company, at its office at 3100 Ocean Park Boulevard, Santa Monica, California 90405, Attn:  Stock Plan Administration, or

such other address as the Company by notice to Grantee may designate in writing from time to time; and (b) if to Grantee, at the address shown on the Employment Agreement, or such other address as Grantee by notice to the Company may designate in writing from time to time.  Notices shall be effective upon receipt.

21.                                 Conflict with Employment Agreement or Plan.  In the event of any conflict between the terms of the Employment Agreement and the terms of the Grant Notice or these Award Terms, the terms of the Grant Notice or these Award Terms, as the case may be, shall control.  In the event of any conflict between the terms of the Employment Agreement, the Grant Notice or these Award Terms and the terms of the Plan, the terms of the Plan shall control.

22.                                 Deemed Agreement.  By accepting the Award, Grantee is deemed to be bound by the terms and conditions set forth in the Plan, the Grant Notice and these Award Terms.

EXHIBIT B

ACTIVISION BLIZZARD, INC.

2007 INCENTIVE PLAN

SECTION 83(b) ELECTION FORM

Election to Include Value of Restricted Property in Gross Income
in Year of Transfer under Internal Revenue Code § 83(b)

The undersigned (the “Taxpayer”) hereby makes an election pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the property described below and supplies the following information in accordance with the applicable federal income tax regulations:

1.                                      The name, address and taxpayer identification number of the Taxpayer are:

Name:

Address:

Taxpayer I.D. Number:

2.                                      Description of property with respect to which the election is being made: [              ] shares of Common Stock, par value $0.000001 per share, of Activision Blizzard, Inc., a Delaware corporation (the “Company”).

3.                                      Date of transfer; taxable year:  The date on which property was transferred is [                        ].  The taxable year to which this election relates is calendar year [            ].

4.                                      The nature of the restrictions to which the property is subject:  The property is subject to transfer restrictions by virtue of an agreement between the Taxpayer and the Company, and the book entry on the Company’s stock register evidencing the property bears a notation to that effect.  Except as otherwise provided in the Taxpayer’s Employment Agreement, the restrictions on the property will lapse as follows:

Performance Period	Performance Target
For the Performance Period Beginning on the Date of Grant and Ending on the:	Compound Annual Total Shareholder Return to be attained at the End of Performance Period*	Number of Performance Shares to Vest Upon Attainment of Performance Target
1st anniversary of the Date of Grant	0%	250,000
2nd anniversary of the Date of Grant	5%	250,000
3rd anniversary of the Date of Grant	7.5%	250,000
4th anniversary of the Date of Grant	15%	250,000
Expiration Date	18%	250,000

                                                *Subject to termination of employment and change in control provisions contained in the Taxpayer’s employment agreement with the Company.

5.                                      Fair market value:  The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made is $[              ] per share.

6.                                      Amount paid for property:  Taxpayer did not pay any cash amount for the property.

7.                                      Furnishing statement to employer:  A copy of this statement has been furnished to the Company.

Dated:
Signature of Taxpayer

B-2

Instructions for Section 83(b) Election Form

1.                                      The form must be filed with the Internal Revenue Service Center (or other IRS office) at which the Taxpayer files his or her federal income tax return and with the Company, in each case no later than the 30th day after the date of grant set forth on the Notice of Performance Share Award to which this Section 83(b) Election Form is attached as Exhibit B.

2.                                      In addition, the Taxpayer must submit one copy of the form with his or her federal income tax return for the year in which the date of grant occurred.

3.                                      The Section 83(b) election, once made, is irrevocable, unless the Internal Revenue Service consents to the revocation.

4.                                      The Taxpayer must sign the form.

B-3